UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 3, 2008
LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-12933	94-2634797
(Commission File Number)	(IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 1.02 Termination of a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 10.111
EXHIBIT 10.112
EXHIBIT 10.113
EXHIBIT 10.114
EXHIBIT 10.115

Item 1.01 Entry into a Material Definitive Agreement.
On March 3, 2008, Lam Research Corporation (the “Company”), as borrower, entered into a $250 million Credit Agreement, dated as of March 3, 2008 (the “Credit Agreement”) with ABN AMRO BANK N.V (the “Agent”), as administrative agent for the lenders party to the Credit Agreement, and such lenders. Bullen Semiconductor Corporation, a wholly-owned domestic subsidiary of the Company (“Bullen”), entered into a guarantee (the “Bullen Guarantee”) to guarantee the obligations of the Company under the Credit Agreement. In connection with the Credit Agreement, the Company and Bullen entered into certain collateral documents (collectively, the “Collateral Documents”) including a Security Agreement by the Company (the “Security Agreement”), a Security Agreement by Bullen (the “Bullen Security Agreement”), a Pledge Agreement by the Company (the “Pledge Agreement”) and other Collateral Documents to secure the Company’s obligations under the Credit Agreement. The Collateral Documents encumber current and future accounts receivables, inventory, equipment and related assets of the Company and Bullen, as well as 100% of the Company’s ownership interest in Bullen and 65% of the Company’s ownership interest in Lam Research International BV, a wholly-owned subsidiary of the Company. In addition, the Credit Agreement provides that any future domestic subsidiaries of the Company will also enter into a similar guarantee and collateral documents to encumber the foregoing type of assets.
Under the Credit Agreement, the Company borrowed $250 million in principal amount for general corporate purposes. The loan under the Credit Agreement is a non-revolving term loan with the following repayment terms: (a) $12,500,000 of the principal amount due on each of (i) September 30, 2008, (ii) March 31, 2009 and (iii) September 30, 2009 and (b) the payment of the remaining principal amount on March 6, 2010. The outstanding principal amount bears interest at LIBOR plus 0.75% per annum or, alternatively, at the Agent’s “prime rate.” The Company may prepay the loan under the Credit Agreement in whole or in part at any time without penalty. The Credit Agreement contains customary representations, warranties, affirmative covenants and events of default, as well as various negative covenants (including maximum leverage ratio, minimum liquidity and minimum EBIDTA).
As a condition to funding under the Credit Agreement, the outstanding balance ($250 million) under the $350 million credit agreement, dated as of June 16, 2006 (the “LRI Credit Agreement”) between Lam Research International SARL (“LRI”), the Agent and the lenders party thereto, was repaid in full. LRI is an indirect wholly-owned subsidiary of the Company. In addition, the Guarantee Agreement (the “Guarantee Agreement”) pursuant to which the Company guaranteed the obligations of LRI under the LRI Credit Agreement was also terminated. The Company's obligations under the Guarantee Agreement were fully collateralized by cash and cash equivalents.
The foregoing descriptions of the Credit Agreement, the Bullen Guarantee, the Security Agreement, the Bullen Security Agreement and the Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements, which are attached, respectively, as Exhibits 10.111, 10.112, 10.113, 10.114 and 10.115 to this Current Report on Form 8-K, and are incorporated by reference. The LRI Credit Agreement and the Guarantee Agreement were filed as Exhibits 10.1 and 10.2 to the Current Report on Form 8-K filed June 19, 2006.
Item 1.02 Termination of a Material Definitive Agreement.
The information set forth above and referenced under Item 1.01 is hereby incorporated by reference into this Item 1.02.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above and referenced under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits:

Exhibit No.	Document
10.111	Credit Agreement
10.112	Bullen Guarantee
10.113	Security Agreement
10.114	Bullen Security Agreement
10.115	Pledge Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 7, 2008

LAM RESEARCH CORPORATION
By:	/s/ Martin B. Anstice
Martin B. Anstice
Senior Vice President, Chief Financial Officer, and Chief Accounting Officer

Exhibit Index

Exhibit No.	Document
10.111	Credit Agreement
10.112	Bullen Guarantee
10.113	Security Agreement
10.114	Bullen Security Agreement
10.115	Pledge Agreement